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                                                                    EXHIBIT 23.2



            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-11 and the related Prospectus of United Development Funding III, L.P. for the registration of 17,500,000 limited partnership units and to inclusion therein of our report dated August 1, 2005, with respect to the financial statements of United Development Funding III, L.P. as of June 30, 2005 and for the period from June 13, 2005 (Inception) through June 30, 2005, filed with the Securities and Exchange Commission.


/s/ Whitley Penn

Dallas, Texas
August 26, 2005